SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2011

EXOBOX TECHNOLOGIES CORP
 (Exact Name of Registrant as Specified in its Charter)

          Nevada                         000-51689                 88-0456274
          ------                         -------                 ----------
(State of Incorporation or      (Commission File Number)      (I.R.S. Employer
     Organization)                                           Identification No.)

                             5780 Avenida Robledal
                              Pensacola, Florida                      32504
                               -------------                          -----
                  (Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code: (850) 384-3009
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
[ ] Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14z-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On July 5, 2011 Mr. Alex Hall of Pensacola, Florida has been appointed to the Board of Directors and assumed the position as Board Secretary. Mr. Hall attended Princeton University and received a Bachelor of Arts degree in Aerospace Mechanical Engineering. Mr. Hall worked for the Environmental Protection Agency (EPA) in Washington, DC for ten years while assisting with the development of and setting standards and testing procedures for
the Clean Air Act.   Since 1987 Mr. Hall has been an entrepreneur.  Mr.
Hall was appointed as Secretary of the corporation.

Item 8.01 Other Events
Exobox Technologies Corp has been formally served by attorneys representing shareholders who are suing the company with a Federal Class Action Lawsuit. The company has filed a Motion for a More Definitive Statement and filed a Motion to Dismiss in defense of the lawsuit. Detailed information on the lawsuit may be accessed using the government Pacer link at Exobox.com.

Current information about the company is on the company web site at Exobox.com
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: July 5, 2011
EXOBOX TECHNOLOGIES CORP

By: /s/ Jacob Cukjati
   ----------------------------------
   Jacob Cukjati
   Chief Executive Officer